SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KBS GROWTH & INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-2778257
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address and Zip Code of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-207471
Securities registered pursuant to Section 12(g) of the Act:
Class A Common Stock, $0.01 par value per share

Class T Common Stock, $0.01 par value per share
(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
The description of the Class A and Class T common stock, $0.01 par value per share, of KBS Growth & Income REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the prospectus contained in the Company’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2015 (File No. 333-207471) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.  Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.
ITEM 2. EXHIBITS.

1.	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 (No. 333-207471) filed October 16, 2015)

2.	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-207471) filed October 16, 2015)

3.
Articles Supplementary for Class T Shares (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-207471) filed April 20, 2016)

4.	Multiple Class Plan (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (No. 333-207471) filed April 20, 2016)

5.
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.1 on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed November 9, 2017)

6.
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed November 9, 2017)

7.
Third Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed August 10, 2017)

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

KBS GROWTH & INCOME REIT, INC.

Dated: April 30, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer